Quarterly Stakeholder Letter FIRST QUARTER | FISCAL YEAR 2026

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 1 Dear Phreesia stakeholders, Our fiscal year 2026 is off to a strong start. I am grateful to our team for their continued commitment to our mission, vision and values. I believe our performance is a reflection of our team truly living our values. Our mission: Making care easier every day. Our vision: Every person is an active participant in their care. Our values: Care. A lot. | Try it. | Grit. | Make excellent things happen. As a technology company, we have distinguished ourselves by building, selling, implementing and improving products that have a meaningful impact on health outcomes. Consistent with this theme, Phreesia was recently named to G2’s 2025 Best Software Awards in the Best Healthcare Software Products category. As the world’s largest and most trusted software marketplace, G2 reaches 100 million buyers annually. G2’s annual Best Software Awards rank the world’s best software companies and products based on authentic, timely reviews from real users. We are honored to receive this award, especially because it’s based on first-hand feedback directly from our clients. In addition to our commitment to improving patient care, our employees are also committed to making a positive impact in our communities. Last quarter, Phreesians rallied together to raise more than $20,000 for Make-A-Wish Hudson Valley through a combination of employee donations and a company match. With this donation, Make-A-Wish Hudson Valley granted two wishes for children battling critical illnesses in their area. It makes me incredibly proud to see our team contributing in ways like this. We believe our first quarter performance reflects both solid execution by our team members and momentum for the new products we introduced last year. We look forward to providing you with further updates throughout the year. Thank you for your interest in Phreesia. Chaim Indig Chief Executive Officer and Co-Founder MAY 28, 2025

Fiscal 2026 First Quarter Highlights[1]

Revenue

Total revenue was up 15% year-over-year to $115.9 million in the first fiscal quarter. Year-over-year growth was led by subscription and related services at 16%, followed by network solutions at 15% and payment processing fees revenue at 11%[2].

Quarterly Revenue[1]

($M, Q2 FY2024 - Q1 FY2026[2])



Subscription and Related Services
Network Solutions
Payment Processing Fees
$86
$39
$23
$24
$92
$43
$26
$23
$95
$46
$26
$24
$101
$47
$27
$27
$102
$49
$28
$25
$107
$49
$33
$25
$110
$52
$33
$25
$116
$54
$32
$30
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

[1] Revenue may not add up due to rounding.

[2] Fiscal year ended January 31.

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[1] Fiscal quarter ended April 30, 2025 is 'unaudited.'

[2] References to subscription and related services, network solutions, payment processing fees and total revenue throughout this letter refer to revenue categories in our consolidated statements of operations: subscription and related services, payment processing fees, network solutions and total revenue, respectively.

Phreesia QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 2

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 3 Healthcare Services Clients Average Healthcare Services Clients In the first quarter of fiscal 2026, we supported 4,411 Average Healthcare Services Clients (AHSCs)3, an increase of 70 AHSCs (or 2%) over the fourth quarter of fiscal 2025 and an increase of 346 AHSCs (or 9%) year-over-year. Total Revenue Per AHSC In the first quarter of fiscal 2026, total revenue per AHSC4 was $26,283, up 6% year-over-year and up 4% over the previous quarter. The increase in total revenue per AHSC was primarily driven by revenue growth which outpaced AHSC growth. Our revenue growth is driven by two factors: 1) the growth of our network of healthcare services clients; and 2) our ability to drive more value for our existing clients through products across our four solution areas: access to care, registration, revenue cycle and network solutions. We generate three types of revenue from these products: subscription and related services, payment processing and network solutions. We believe that having multiple methods of monetizing our network is a key factor behind our historical revenue growth. We estimate that our total addressable market (TAM) of approximately $10 billion5 and our target client universe in the ambulatory and hospital markets of approximately 50,000 addressable healthcare services clients6 implies a total annual revenue opportunity of approximately $200,000 per addressable healthcare services client7, or approximately double our fiscal 2025 total revenue per AHSC. 3 We define AHSCs as the average number of clients that generate subscription and related services or payment processing fees revenue each month during the applicable period. In cases where we act as a subcontractor providing white-label services to our partner's clients, we treat the contractual relationship as a single healthcare services client. 4 We define total revenue per AHSC as total revenue in a given period divided by the number of AHSCs during that same period. 5 Management’s estimate of a $10 billion total addressable market is derived from: (1) the potential $6.3 billion of subscription and related services revenue, generated from the approximately 1.4 million U.S.-based healthcare services organizations that take medical appointments in ambulatory care settings and healthcare service providers who work in hospital settings; (2) the estimated potential $2.3 billion of consumer-related transactions and payment processing fees, which are based on a percentage of payments that we process through our platform and address approximately $95.0 billion of annual out-of- pocket patient spend in ambulatory healthcare related professional services; and (3) an estimated potential $1.9 billion in network solutions revenue, based on projections of direct-to-consumer point-of-care marketing spend and other digital, direct-to-consumer life sciences marketing spend. 6 As of April 2025, Management's estimate of addressable healthcare services clients is derived from an internal database maintained by the Company, which utilizes data collected by the Company through its websites and third-party data including the National Provider Identifier (NPI) Registry. 7 Management’s estimated total annual revenue opportunity per addressable healthcare services client of approximately $200,000 is derived from an estimated potential: (1) ~$126,000 in annual subscription and related services revenue per addressable healthcare services client; (2) ~$46,000 in annual payment processing fees revenue per addressable healthcare services client; and (3) ~$38,000 in annual network solutions revenue per addressable healthcare services client.

Total Revenue Per AHSC[1]
(Q2 FY2024 - Q1 FY2026[2])
Total Revenue Per AHSC ($000's)
AHSCs
$24.9
$24.8
$24.0
$24.9
$24.5
$25.2
$25.3
$26.3
3,445
3,688
3,962
4,065
4,169
4,237
4,341
4,411
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

[1] Calculations for each period are presented as total revenue for that period divided by the number of AHSCs during the same period. Total revenue per AHSC may not add up to annual results due to rounding.

[2] Fiscal year ended January 31.

Subscription and Related Services

Subscription and related services revenue for the first quarter of fiscal 2026 grew 16% compared to the first quarter of the prior fiscal year. Approximately 2% of the growth in subscription and related services revenue was attributable to non-recurring revenue.

Payment Processing

Our payment processing fees revenue grew 11% compared to the first quarter of the prior fiscal year, driven by a 13% increase in patient payment volume. Payment processing fees revenue generally grows in line with our network growth.

Our payment facilitator volume percentage has remained relatively consistent over time, coming in at 82% in the first quarter of fiscal 2026, flat on a sequential basis and up one percentage point year-over-year. Our fiscal first quarter take rate percentage[8] was 2.8%, flat from 2.8% on a sequential basis and down year-over-year from 2.9% in the first quarter of fiscal 2025.

[8] We define take rate percentage as payment processing fees divided by the result of multiplying patient payment volume and payment facilitator volume percentage.

Phreesia QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 4

We remain focused on an integrated payments go-to-market strategy through which we offer flexible pricing for our healthcare services clients, which enables us to expand our network, total revenue and profitability[9].

Patient Payment Statistics

($M, Q2 FY2024 - Q1 FY2026[1])



Patient Payment Volume[2]
Payment Facilitator Volume Percentage[3]
Take Rate Percentage[4]
$989
$965
$977
$1,166
$1,093
$1,081
$1,080
$1,314
82%
82%
82%
81%
81%
81%
82%
82%
2.9%
2.9%
2.9%
2.9%
2.9%
2.8%
2.8%
2.8%
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

[1] Fiscal year ended January 31.

[2] We believe that patient payment volume is an indicator of both the underlying health of our healthcare services clients' businesses and the continuing shift of healthcare costs to patients. We measure patient payment volume as the total dollar volume of transactions between our healthcare services clients and their patients who utilize our solutions, including via credit and debit cards that we process as a payment facilitator, as well as through cash and check payments, and credit and debit transactions for which Phreesia acts as a gateway to other payment processors.

[3] Payment facilitator volume percentage is defined as the volume of credit and debit card patient payments that we process as a payment facilitator as a percentage of total patient payment volume. Payment facilitator volume is a major driver of our payment processing fees revenue.

[4] We define take rate percentage as payment processing fees divided by the result of multiplying patient payment volume and payment facilitator volume percentage.

[9] We define "profitability" and "profitable," discussed herein, in terms of Adjusted EBITDA, a non-GAAP financial measure. See the "Non-GAAP Financial Measures" section for a definition of Adjusted EBITDA and a reconciliation of our Adjusted EBITDA to the closest GAAP measure.

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QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 6 Network Solutions Our network solutions revenue includes fees for direct communications through our solutions that are designed to educate, engage and activate patients on topics critical to their health. First quarter fiscal 2026 network solutions revenue increased 15% compared to the first quarter of the prior fiscal year. Healthcare services clients that enable us to generate network solutions revenue enhance our financial profile. Our team continues to execute well in a competitive market, and we believe that our network and product offerings help differentiate us. Revenue we generate from life sciences companies and other organizations for the delivery of messages at a contracted price per message to patients from whom we receive permission is recorded in our network solutions revenue line. 2025 PM360 Pharma Choice Awards Phreesia received a Gold 2025 PM360 Pharma Choice award for a campaign that educated patients about colorectal cancer screening. Developed in partnership with the Colorectal Cancer Alliance, the leading nonprofit dedicated to ending colorectal cancer, the campaign drove patient awareness and promoted screening for early detection of colorectal cancer. Titled, “No ifs, ands, or buts,” the campaign delivered more than 220,000 patient engagements between March and December 2024. Phreesia, in partnership with Publicis Health Media and another leading organization, also received a Bronze 2025 PM360 Pharma Choice award for a campaign that reached Spanish-speaking patients with high cholesterol, educating them about a medication that could help control this chronic condition. Research shows that nearly half of Hispanic people in the U.S. with high cholesterol are not aware that they have a health problem. The bilingual campaign outperformed English-only initiatives by 20% and increased both user engagement and intent. The Pharma Choice award winners are chosen by industry members, and we are proud to be recognized for Phreesia’s ability to reach patients with effective messaging when they are thinking about their health. MediFind Our strategy with MediFind aims to create more opportunities for clients to educate patients when they are in a healthcare state of mind before a doctor's visit. A recent third-party study revealed that one in three people who viewed a sponsored banner message on MediFind completed a doctor visit within 30 days, demonstrating our ability to reach high-intent, condition-based audiences. In the first quarter of fiscal 2026, we secured new and extended campaigns that are contributing to revenue growth and positioning us to deliver even greater value to patients as they search for and access care through MediFind.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 7 Product Update New Cardholder Data Environment As a Payment Card Industry Data Security Standard (PCI DSS) Level 1 Service Provider, Phreesia is committed to upholding industry security standards for cardholder data. In the first quarter of fiscal 2026, we completed migration to a new cardholder data environment in compliance with new PCI DSS 4.0 requirements. This was a large technical project, and we are grateful for the collaboration from many of our teams, including Engineering, Infrastructure, Product Management, Security, Compliance, Provider Operations and Client Reliability. As part of these efforts, we migrated all payments applications to the new environment and modernized our architecture. We will now significantly reduce our annual PCI audit scope, meet the new PCI 4.0 requirements and reduce our overall payment processing security footprint. Responsible Business Practices SASB Report This past quarter we published our fiscal 2025 report based on the Sustainability Accounting Standards Board ("SASB") framework and standards on our investor relations website. The report included information about our environmental footprint, data privacy and security, intellectual property and technology risk management. Your Invoice $120.00 $120.00 Payment options Full Payment: $120.00 Pay with my card on file Pay with a different card Make a payment v

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 8 Phreesia Impact Report On May 30, 2025, we will publish our first Impact Report on our investor relations website. This report was developed to highlight some of our company initiatives that are not required to be disclosed in our reports filed with the Securities and Exchange Commission ("SEC") and that we believe may be important to our stakeholders. The fiscal 2025 Impact Report will highlight the impact of our products, our focus on employees' well-being and company culture, our commitment to data privacy and security, our sustainability efforts and our governance. Phreesia Solutions Our innovative solutions improve efficiency, cash flow and health outcomes Access to care Registration Revenue cycle Network Provider directory Patient scheduling Appointment rescheduling Appointment reminders Patient text messaging After-hours care Answering solution Referral management Mobile and in-office intake Virtual registration Specialty workflows Consent management Patient-reported outcomes and screenings Point-of-service payments Insurance verification Payment plans Online payments Card on file and payment assurance Education and engagement Patient insights Doctor finder

Revenue Growth and Operating Leverage

As depicted in the following charts, revenue growth has been complemented by strong operating leverage for several quarters leading up to the first quarter of fiscal 2026. Our expense ratios continue to improve as revenue growth is outpacing expense growth. See the "Non-GAAP Financial Measures" section of this letter for a reconciliation of net loss to Adjusted EBITDA.

Total Revenue

($M, Q2 FY2024 - Q1 FY2026[1])


$86
$92
$95
$101
$102
$107
$110
$116
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

[1] Fiscal year ended January 31.

Phreesia
QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 9

Net Loss and Adjusted EBITDA[1]
($M, Q2 FY2024 - Q1 FY2026[2])
Net Loss
Adjusted EBITDA[3]
$(37)
$(12)
$(32)
$(7)
$(31)
$(4)
$(20)
$4
$(18)
$7
$(14)
$10
$(6)
$16
$(4)
$21
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

[1] Amounts may not add up to annual results due to rounding.

[2] Fiscal year ended January 31.

[3] Adjusted EBITDA is a non-GAAP measure. We calculate Adjusted EBITDA as net income or loss before interest income, net, provision for income taxes, depreciation and amortization, and before stock-based compensation expense, loss on extinguishment of debt and other expense (income), net. See the "Non-GAAP Financial Measures" section for a reconciliation of Adjusted EBITDA to the closest GAAP measure.

Cost of Revenue

Cost of revenue (excluding depreciation and amortization) increased $0.9 million to $16.6 million for the three months ended April 30, 2025, as compared to $15.7 million for the three months ended April 30, 2024. The increase resulted primarily from a $2.1 million increase in other third-party costs, partially offset by a $1.2 million decrease in labor costs.

Stock compensation incurred related to cost of revenue was $1.1 million and $1.2 million for the three months ended April 30, 2025 and 2024, respectively.



Phreesia
QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 10

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 11 Payment Processing Expense Payment processing expense increased $3.1 million to $21.4 million for the three months ended April 30, 2025, as compared to $18.3 million for the three months ended April 30, 2024. The increase resulted primarily from the increase in payment processing fees revenue and patient payments processed through our solutions, each driven by an increase in patient visits over the prior year. Our payment processing expense as a percentage of payment processing fees revenue was 72% in the first quarter of fiscal 2026, compared to 69% and 68% in the fourth quarter of fiscal 2025 and the first quarter of fiscal 2025, respectively. Sales & Marketing Sales and marketing expense decreased $6.0 million to $26.0 million for the three months ended April 30, 2025, as compared to $32.0 million for the three months ended April 30, 2024. The decrease resulted primarily from a $6.5 million decrease in labor costs, partially offset by a $0.6 million increase in other third-party sales and marketing costs. Stock compensation incurred related to sales and marketing expense was $5.2 million and $5.8 million for the three months ended April 30, 2025 and 2024, respectively. Research & Development Research and development expense increased $2.9 million to $31.8 million for the three months ended April 30, 2025, as compared to $28.9 million for the three months ended April 30, 2024. The increase resulted primarily from a $1.4 million increase in labor costs, a $1.1 million increase in software costs and a $0.5 million increase in other third-party costs. Stock compensation incurred related to research and development expense was $4.4 million and $3.6 million for the three months ended April 30, 2025 and 2024, respectively. General & Administrative General and administrative expense decreased $2.6 million to $16.4 million for the three months ended April 30, 2025, as compared to $19.1 million for the three months ended April 30, 2024. The decrease primarily resulted from a $1.8 million decrease in other third-party costs and a $0.8 million decrease in labor costs. Stock compensation incurred related to general and administrative expense was $6.6 million and $6.2 million for the three months ended April 30, 2025 and 2024, respectively.

Operating Expense Trends

($M, Q2 FY2024 - Q1 FY2026[1])



Subscription & Network Solutions[2]
Cost of Revenue % Rev
23% 23% 23% 21% 21% 22% 19% 19%
Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26
Payment Processing Expense[3]
% Rev
67% 66% 67% 68% 66% 68% 69% 72%
Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26
Sales & Marketing
$ / % Total revenue
$37 $37 $36 $32 $30 $30 $29 $26
43% 40% 38% 32% 30% 28% 26% 22%
Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26
Research & Development
$ / % Total revenue
$27 $29 $30 $29 $30 $29 $30 $32
32% 31% 31% 29% 29% 27% 27% 27%
Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26
General & Administrative
$ / % Total revenue
$21 $20 $19 $19 $19 $20 $18 $16
24% 22% 20% 19% 19% 18% 17% 14%
Q2 FY24 Q3 FY24 Q4 FY24 Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 Q1 FY26

1 Fiscal year ended January 31.

2 Subscription & network solutions cost as a % of revenue equals cost of revenue (excluding depreciation and amortization), divided by the sum of subscription and related services revenues and network solutions revenues, each per our unaudited consolidated statements of operations for the periods presented.

3 Payment processing expense as a % of revenue equals payment processing expense divided by payment processing fees revenues, each per our unaudited consolidated statements of operations for the periods presented.

Phreesia QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 12

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 13 Balance Sheet and Liquidity As of April 30, 2025 and January 31, 2025, we had cash and cash equivalents of $90.9 million and $84.2 million, respectively. Cash and cash equivalents consist of money market funds and cash on deposit at various financial institutions. As our cash position grows, we will remain opportunistic and flexible in our approach to deploying cash to profitable9 growth and value enhancing opportunities as they arise. Cash Flow In the first quarter of fiscal 2026, we maintained positive net cash provided by operating activities10 of $14.9 million, an improvement of $15.6 million year-over-year, as compared to net cash used in operating activities of $0.7 million in the first quarter of fiscal 2025. In the first quarter of fiscal 2026, we generated free cash flow11 of $7.5 million, an improvement of $13.6 million year-over-year, as compared to negative $6.2 million in the first quarter of fiscal 2025. The quarter-over-quarter improvement in free cash flow and operating cash flow are expected to fluctuate, driven by the timing of invoicing and payments. These variations are reflected in changes in working capital, alongside the timing of capital expenditures, both of which used more cash in the first quarter of fiscal 2026 compared to the fourth quarter of fiscal 2025. The following charts summarize how growth in our net cash (used in) provided by operating activities, or operating cash flow, has driven growth in free cash flow. See the "Non-GAAP Financial Measures" section of this letter for a reconciliation of net cash (used in) provided by operating activities to free cash flow. 10 References to net cash provided by operating activities, net cash used in operating activities, free cash flow and net cash (used in) provided by operating activities throughout this letter are related to our cash flow categories in our consolidated statements of cash flows and free cash flow reconciliation within Part I - Item 1 and Item 2 of our Quarterly Report on Form 10-Q. 11 Free cash flow is a non-GAAP measure. We calculate free cash flow as net cash (used in) provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment. See the “Non-GAAP Financial Measures” section for a reconciliation of free cash flow to the closest GAAP measure.

Operating Cash Flow
($M, Q2 FY2024 - Q1 FY2026[1])


Net cash (used in) provided by operating activities
$(9)
$(6)
$(3)
$(1)
$11
$6
$16
$15
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

[1] Fiscal year ended January 31.

Free Cash Flow
($M, Q2 FY2024 - Q1 FY2026[1])


$(15)
$(12)
$(11)
$(6)
$4
$2
$9
$7
Q2 FY24
Q3 FY24
Q4 FY24
Q1 FY25
Q2 FY25
Q3 FY25
Q4 FY25
Q1 FY26

[1] Fiscal year ended January 31.

Phreesia
QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 14

The following table summarizes our operating, investing and financing cash flows:

$M	Fiscal quarter ended							
	Q2 FY24	Q3 FY24	Q4 FY24	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Net cash (used in) provided by operating activities	$(9.3)	$(6.3)	$(3.1)	$(0.7)	$11.1	$5.8	$16.3	$14.9
Net cash used in investing activities	$(9.7)	$(15.7)	$(8.2)	$(5.4)	$(7.4)	$(4.2)	$(7.1)	$(7.4)
Net cash used in financing activities	$(3.0)	$(2.3)	($4.6)	$(1.8)	$(1.4)	$(1.7)	$(6.6)	$(0.8)

Fiscal 2026 Outlook

We are maintaining our revenue outlook for fiscal 2026. We expect revenue to be in the range of $472 million to $482 million. The revenue range provided for fiscal 2026 assumes no additional revenue from potential future acquisitions completed between now and January 31, 2026.

We are updating our Adjusted EBITDA outlook[12] for fiscal 2026 to a range of $85 million to $90 million from a previous range of $78 million to $88 million. The Adjusted EBITDA range provided for fiscal 2026 assumes continued improvements in operating leverage across the Company through a focus on efficiency.

We are maintaining our expectation for AHSCs to reach approximately 4,500 in fiscal 2026. Additionally, we expect total revenue per AHSC in fiscal 2026 to increase from fiscal 2025.

[12] We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other (income) expense, net and (benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss).

Phreesia QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 15

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 16 Non-GAAP Financial Measures This stakeholder letter and statements made during the webcast referenced below may include certain non-GAAP financial measures as defined by SEC rules. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity. We calculate Adjusted EBITDA as net income or loss before interest (income) expense, net, provision for income taxes, depreciation and amortization, and before stock- based compensation expense, loss on extinguishment of debt and other (income) expense, net. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. We have also presented Adjusted EBITDA in the press release accompanying this letter and in our Quarterly Report on Form 10-Q to be filed after this letter because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. About Phreesia Phreesia is a trusted leader in patient activation, giving healthcare providers, life sciences companies and other organizations tools to help patients take a more active role in their care. Founded in 2005, Phreesia enabled approximately 170 million patient visits in 2024— 1 in 7 visits across the U.S.—scale that we believe allows us to make meaningful impact. Offering patient-driven digital solutions for intake, outreach, education and more, Phreesia enhances the patient experience, drives efficiency and improves healthcare outcomes. Media contact: Nicole Gist nicole.gist@phreesia.com Investor contact: Balaji Gandhi investors@phreesia.com

We have not reconciled our Adjusted EBITDA outlook to GAAP net income (loss) because we do not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other (income) expense, net and (benefit from) provision for income taxes, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because we cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss).

Our use of Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

- Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
- Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) interest expense (income), net; and
- Other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, net loss and our GAAP financial results.

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, for each of the periods indicated:

$M	Fiscal quarter ended							
	Q2 FY24	Q3 FY24	Q4 FY24	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Net loss	$(36.8)	$(31.9)	$(30.6)	$(19.7)	$(18.0)	$(14.4)	$(6.4)	$(3.9)
Interest (income) expense, net	(0.8)	(0.5)	(0.2)	(0.2)	–	–	–	0.2
Provision for income taxes	0.6	0.4	0.2	0.5	0.8	0.4	1.0	0.7
Depreciation and amortization	6.8	7.5	8.3	6.7	7.3	7.1	6.8	6.9
Stock-based compensation expense	18.6	18.0	17.9	16.8	16.4	16.5	17.2	17.2
Loss on extinguishment of debt	–	–	1.1	–	–	–	–	–
Other (income) expense, net	(0.1)	–	(0.1)	–	0.1	0.1	(2.2)	(0.3)
Adjusted EBITDA[1]	**$(11.5)**	**$(6.6)**	**$(3.5)**	**$4.1**	**$6.5**	**$9.8**	**$16.4**	**$20.8**

[1] We calculate Adjusted EBITDA as net income or loss before interest (income) expense, net, provision for income taxes, depreciation and amortization, and before stock-based compensation expense, loss on extinguishment of debt and other (income) expense, net. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income or loss or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Phreesia

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 17

We calculate free cash flow as net cash (used in) provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment.

Additionally, free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic investments, partnerships and acquisitions and strengthening our financial position.

The following table presents a reconciliation of free cash flow to net cash (used in) provided by operating activities, the most directly comparable GAAP financial measure, for each of the periods indicated:

$M	Fiscal quarter ended							
	Q2 FY24	Q3 FY24	Q4 FY24	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	Q1 FY26
Net cash (used in) provided by operating activities	$(9.3)	$(6.3)	$(3.1)	$(0.7)	$11.1	$5.8	$16.3	$14.9
Less:								
Capitalized internal-use software	(5.1)	(4.1)	(5.4)	(4.6)	(3.0)	(3.6)	(4.3)	(3.9)
Purchases of property and equipment	(0.8)	(1.2)	(2.5)	(0.9)	(4.4)	(0.6)	(2.8)	(3.5)
Free Cash Flow[1]	**$(15.2)**	**$(11.6)**	**$(10.9)**	**$(6.2)**	**$3.7**	**$1.6**	**$9.2**	**$7.5**

[1] We calculate free cash flow as net cash (used in) provided by operating activities less capitalized internal-use software development costs and purchases of property and equipment.

Additionally, free cash flow is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic investments, partnerships and acquisitions and strengthening our financial position.

Forward-Looking Statements

This stakeholder letter includes express or implied statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. These statements include, but are not limited to, statements regarding: our future financial and operational performance, including our revenue, operating leverage, margins, Adjusted EBITDA, cash flows and profitability[9]; our outlook for fiscal 2026, including with respect to revenue, Adjusted EBITDA and our expectations on AHSCs, total

Phreesia

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 18

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 19 revenue per AHSC, and our plans to achieve our revenue and Adjusted EBITDA targets in fiscal 2026; our ability to continue generating free cash flow; our estimated total addressable market (including any components thereof) and our estimated addressable healthcare services clients; our expectations regarding growth in subscription and related services revenue over the long term; our ability to finance our plans to achieve our fiscal year outlook with our current cash balance along with cash generated in the normal course of business; our business strategy and operating plans; industry trends and predictions; our anticipated growth and operating leverage; the factors that drive our revenue growth; our expectations regarding solutions under development; and our expectations regarding the growth of our network of clients and partners. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including, without limitation, risks associated with: our ability to effectively manage our growth and meet our growth objectives; our focus on the long- term and our investments in growth; the competitive environment in which we operate; our ability to comply with the covenants in our credit agreement with Capital One; changes in market conditions and receptivity to our products and services; our ability to develop and release new products and services and successful enhancements, features and modifications to our existing products and services; our ability to maintain the security and availability of our platform; the impact of cyberattacks, security incidents or breaches impacting our business; changes in laws and regulations applicable to our business model; our ability to make accurate predictions about our industry and addressable market; our ability to attract, retain and cross-sell to healthcare services clients; our ability to continue to operate effectively with a primarily remote workforce and attract and retain key talent; our ability to realize the intended benefits of our acquisitions and partnerships; difficulties in integrating our acquisitions and investments; and other general market, political, economic and business conditions (including from the change in U.S. presidential administration, tariff and trade issues, and the warfare and/ or political and economic instability in Ukraine, the Middle East or elsewhere). The forward-looking statements contained in this letter are also subject to other risks and uncertainties, including those listed or described in our filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2025 that will be filed with the SEC after this letter. The forward-looking statements in this letter speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this letter to reflect events or circumstances after the date of this letter or to reflect new information or the occurrence of unanticipated events, except as required by law.

QUARTERLY STAKEHOLDER LETTER | FIRST QUARTER 2026 | 20 This letter also includes statistical data, estimates and forecasts that are based on industry publications or other publicly available information, as well as other information based on our internal sources. This information may be based on many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the information contained in these industry publications and other publicly available information. Conference Call Information We will hold a conference call on Wednesday, May 28, 2025 at 8:30 AM ET to review our fiscal 2026 first quarter financial results. To participate in our live conference call and webcast, please dial (800) 715-9871 (or (646) 307-1963 for international participants) using conference code number 7404611 or visit the “Events & Presentations” section of our Investor Relations website at ir.phreesia.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.